Exhibit 99.2

PRELIMINARY-SUBJECT TO COMPLETION-DATED JUNE 30, 2021

SPECIAL MEETING OF STOCKHOLDERS OF

To Be Held Virtually At:

[•] (password: [•])

on [•], 2021, at [•] a.m. Central Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-[•] from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM Central Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - Rexnord will be hosting the Rexnord Special Meeting via live webcast. To attend the Rexnord Special Meeting via the internet, please visit [•] (password: [•]) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The notice of special meeting and joint proxy statement/prospectus-information statement and proxy card are available at

http://www.astproxyportal.com/ast/[•]

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve the transactions contemplated by the Agreement and Plan of Merger, dated as of February 15, 2021, as may be amended from time to time and the transactions contemplated by the Separation and Distribution Agreement, dated as of February 15, 2021, as may be amended from time to time.	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation of Rexnord’s named executive officers with respect to the Accelerated PSUs.	☐	☐	☐
3. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business as may properly come before the Rexnord Special Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no instructions are specified, this proxy will be voted “FOR” Proposals 1, 2 and 3.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

REXNORD CORPORATION

511 W. Freshwater Way

Milwaukee, Wisconsin 53204

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd A. Adams, Mark W. Peterson and Patricia M. Whaley, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Rexnord Corporation held of record by the undersigned as of the close of business on [•], 2021, at the Special Meeting of Stockholders to be held on [•], 2021, at [•] a.m. Central Time, or any adjournment thereof.

(Continued and to be signed on the reverse side)